EXHIBIT 10.2

                               PACKAGED ICE, INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN

      1. PURPOSE. The purpose of the Packaged Ice, Inc. 2000 Employee Stock Purchase Plan (the "Plan") is to provide Employees of Packaged Ice, Inc. (the "Company") and its Designated Subsidiaries with an opportunity to acquire an interest in the Company through the purchase of common stock of the Company, $.01 par value per share (the "Common Stock"), with accumulated payroll deductions. The Company intends the Plan to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

      2. DEFINITIONS.

      a. "Authorization Form" shall mean a form supplied by and delivered to the Company by a Participant in the form of Attachment A hereto authorizing payroll deductions as set forth in Section 5 hereof and such other terms and conditions as the Company from time to time may determine.

      b. "Board" shall mean the Board of Directors of the Company.

      c. "Committee" shall mean a committee of at least three members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein and who are "non-employee directors" within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

      d. "Company" shall mean Packaged Ice, Inc. and any Designated Subsidiary.

      e. "Compensation" shall mean gross compensation for the relevant pay period, including overtime pay, but excluding all bonuses, severance pay, any extraordinary pay, expense allowances/reimbursements, moving expenses and income from restricted stock or stock option awards. For these purposes, gross compensation includes any amount that would be included in taxable income but for the fact that it was contributed to a qualified plan pursuant to an elective deferral under Section 401(k) of the Code or contributed under a salary reduction agreement pursuant to Section 125 of the Code.

      f. "Designated Subsidiary" shall mean any Subsidiary designated by the Board from time to time, in its sole discretion, as eligible to participate in the Plan.

      g. "Eligible Employee", shall mean any Employee excluding: (i) any Employee who is customarily scheduled to work 20 hours per week or less, and
(ii) any Employee who customarily is employed for not more than five (5) months in any calendar year.

      h. "Employee" shall mean any person, including an officer, who, for tax purposes, is an employee of the Company or one of its Designated Subsidiaries.
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      i. "Exercise Date" shall mean, with respect to each Offering Period, the last business day prior to the next Offering Date in which payroll deductions are made under the Plan.

      j. "Fair Market Value" per share as of a particular date shall mean: (i) the last reported sale price (on that date) of the Common Stock on the NASDAQ Stock Market or such other established stock exchange or national market system on which the Common Stock is listed; or (ii) if the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in the Wall Street Journal or such other source as the Board deems reliable; or (iii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

      k. "Offering Date" shall mean the first business day of January, April, July and October of each Plan Year, provided that the Committee shall have the power to change the Offering Date.

      l. "Offering Period" shall mean a period of time during the effectiveness of the Plan, commencing on each Offering Date and ending on the Exercise Date thereof.

      m. "Participant" shall mean an Employee who participates in the Plan.

      n. "Plan Year" shall mean the period beginning on January 1, 2000 and ending on December 31, 2000 and each calendar year thereafter.

      o. "Subsidiary" shall mean any corporation, if any, having the relationship to the Company described in Section 424(f) of the Code.

      3. ELIGIBILITY AND PARTICIPATION.

      a. Any person who is an Eligible Employee on an Offering Date shall be eligible to become a Participant in the Plan beginning on that Offering Date and shall become a Participant as of that Offering Date by completing an Authorization Form and filing it with the Company by the date required by the Company. Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant.

      b. Any person who first becomes an Eligible Employee during an Offering Period shall be eligible to become a Participant in the Plan as of the first day of the Offering Period beginning after the date on which that person became an Eligible Employee and shall become a Participant as of such date by completing an Authorization Form and filing it with the Company by the date required by the Company. Such authorization will remain in effect for subsequent Offering Periods, until modified or terminated by the Participant.

      c. A person shall cease to be a Participant upon the earliest to occur of:

            i) the date the Participant ceases to be an Eligible Employee, for any reason;

            ii) the first day of the Offering Period beginning after the date on which the Participant ceases payroll deductions under the Plan; or

            iii) the date of a withdrawal from the Plan by the Participant.
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      4. GRANT OF OPTION.

      a. On each Offering Date the Company shall grant each Eligible Employee an option to purchase shares of Common Stock, subject to the limitations set forth in Sections 3.b, 3.c and 10 hereof.

      b. The option price per share of the Common Stock subject to an offering shall be the lesser of: (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date or (ii) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Exercise Date.

      c. No Participant shall be granted an option which permits his rights to purchase Common Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 of the Fair Market Value of the Common Stock (determined at the time the option is granted) for each calendar year in which such stock option is outstanding at any time.

      d. No Participant may be granted an option if, upon such grant, such Participant would own immediately after the grant of an option under the Plan and applying the rules of Section 424(d) of the Code in determining stock ownership shares, and/or hold outstanding options to purchase shares, possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company.

      5. PAYROLL DEDUCTIONS AND LUMP SUM PAYMENTS.

      a. An Eligible Employee may become a Participant in the Plan through payroll deduction on an Offering Date by delivering an Authorization Form to the Company within the time specified in rules adopted by the Committee. Each such Authorization Form shall authorize payroll deductions of up to the maximum amount or percentage of Compensation specified by the Committee (if any such maximum amount or percentage of Compensation is lower than the amount established by operation of section 4(c) hereof) of such Employee's Compensation during the Offering. Payroll deductions shall not be less than five dollars for Employees paid on a weekly basis nor less than ten dollars for Employees paid on a bi-weekly basis. A Participant may increase or decrease such payroll deduction (including a cessation of payroll deductions) effective as of the start of the next Offering Period, provided the Participant files with the Company the Authorization Form requesting such change by the date required by the Company. An Eligible Employee may also become a Participant for an Offering Period by making one lump sum payment into his or her account if lump sum payments are not specifically prohibited by the Committee for such Offering Period. Such a lump-sum amount shall be due by the date prescribed by the Committee and shall not exceed any maximum amount established by the Committee. Participants who have enrolled through an Authorization Form may also make one lump sum payment per Offering Period by the date prescribed by the Committee as long as they have not already reached the maximum amount permitted for such Offering Period.

      b. All payroll deductions and lump-sum payments (if any) made by a Participant shall be credited to such Participant's account under the Plan.

      6. EXERCISE OF OPTION.

      a. Unless a Participant withdraws from the Plan as provided in Section 8 hereof, such Participant's election to purchase shares will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to such option will be purchased for such Participant at the applicable option price with the accumulated payroll deductions, cash dividends (credited pursuant to Section 9 hereof) and lump-sum payment amount in such Participant's account. During a Participant's lifetime, his or her option to purchase shares hereunder is exercisable only by such Participant.

      b. Any cash balance remaining in a Participant's account after the termination of an Offering Period will be carried forward to the Participant's account for the purchase of Common Stock during the next Offering Period if the Participant has elected to continue to participate in the Plan. Otherwise the Participant will receive a cash payment equal to the balance of his or her account as soon as administratively
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feasible.

      c. The shares of Common Stock purchased upon exercise of an option hereunder shall be credited to the Participant's account under the Plan and shall be deemed to be transferred to the Participant on the Exercise Date and, except as otherwise provided herein, the Participant shall have all rights of a stockholder with respect to such shares.

      7. DELIVERY OF COMMON STOCK. As promptly as practicable after receipt by the Committee of a written request for withdrawal of Common Stock from any Participant, the Company shall arrange the delivery to such Participant of a stock certificate representing the shares of Common Stock which the Participant requests to withdraw. Withdrawals may be made no more frequently than once each Plan Year unless approved by the Committee in its sole discretion. Shares of Common Stock received upon stock dividends or stock splits shall be treated as having been purchased on the Exercise Date of the shares to which they relate.

      8. WITHDRAWAL; TERMINATION OF EMPLOYMENT.

      a. A Participant may withdraw all, but not less than all, the payroll deductions, cash dividends and lump-sum payment amount credited to such Participant's account (that have not been used to purchase shares of Common Stock) under the Plan at any time by giving written notice to the Company received prior to the Exercise Date. All such amounts credited to such Participant's account will be paid to such Participant promptly after receipt of such Participant's notice of withdrawal and such Participant's option for the Offering Period in which the withdrawal occurs will be automatically terminated. No further payroll deductions for the purchase of shares of Common Stock will be made for such Participant during such Offering Period, any additional cash dividends during the Offering Period will be distributed to the Participant, and no further lump-sum payments for such Offering Period will be accepted. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new Authorization Form.

      b. A Participant's withdrawal from an Offering Period will not have any effect upon such Participant's eligibility to participate in a succeeding Offering Period or in any similar plan, which may hereafter be adopted by the Company.

      c. Upon termination of a Participant's status as an Employee during the Offering Period for any reason, including voluntary or involuntary termination, retirement or death, the payroll deductions, cash dividends and any lump-sum payment credited to such Participant's account that have not been used to purchase shares of Common Stock will be returned (and any future cash dividends will be distributed) to such Participant or, in the case of such Participant's death, to the person or persons entitled thereto under Section 12 hereof, and such Participant's option will be automatically terminated. A Participant's status as an Employee shall not be considered terminated in the case of a leave of absence agreed to in writing by the Company (including, but not limited to, military and sick leave), provided that such leave is for a period of not more than ninety (90) days or reemployment upon expiration of such leave is guaranteed by contract or statute.

      9. DIVIDENDS.

      a. Cash dividends paid on Common Stock held in a Participant's account shall be credited to such Participant's account and used in addition to payroll deductions and lump-sum payments to purchase shares of Common Stock on the Exercise Date. Dividends paid in Common Stock or stock splits of the Common Stock shall be credited to the accounts of Participants. Dividends paid in property other than cash or Common Stock shall be distributed to Participants as soon as practicable.

      b. No interest shall accrue on or be payable with respect to the payroll deductions or credited cash dividends of a Participant in the Plan.
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      10. STOCK.

      a. The maximum number of shares of Common Stock, which shall be reserved for sale under the Plan, shall be 250,000, subject to adjustment upon the occurrence of an event as provided in Section 15 hereof. If the total number of shares which would otherwise be subject to options granted pursuant to Section 4.a. hereof on an Offering Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Committee shall give written notice to each Participant of such reduction of the number of option shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary. The source of shares may be treasury, open market purchase, or new issue.

      b. Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or, at the election of the Participant, in the name of the Participant and another person as joint tenants with rights of survivorship.

      11. ADMINISTRATION. The Plan shall be administered by the Committee, and the Committee may select an administrator to whom its duties and responsibilities hereunder may be delegated. The Committee shall have full power and authority, subject to the provisions of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully effective as if it had been made at a meeting duly held. The Company will pay all expenses incurred in the administration of the Plan. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee shall be fully indemnified by the Company with respect to any such action, determination or interpretation.

      12. DESIGNATION OF BENEFICIARY.

      a. A Participant may file, on forms supplied by and delivered to the Company, a written designation of a beneficiary who is to receive any shares and cash in the event of the Participant's death.

      b. Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

      13. TRANSFERABILITY. Neither amounts credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 12 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with
Section 8 hereof.

      14. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.
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      15. EFFECT OF CERTAIN CHANGES. In the event of any increase, reduction, or change or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure, distribution of an extraordinary dividend or otherwise, the Committee shall conclusively determine the appropriate equitable adjustments, if any, to be made under the Plan, including without limitation adjustments to the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised.

      16. AMENDMENT OR TERMINATION. The Board may at any time terminate or amend the Plan. Except as provided in Section 15 hereof, no such termination can adversely affect options previously granted and no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. No amendment shall be effective unless approved by the stockholders of the Company if stockholder approval of such amendment is required to comply with any law, regulation or stock exchange rule.

      17. NOTICES. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

      18. REGULATIONS AND OTHER APPROVALS; GOVERNING LAW.

      a. This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Texas applicable to contracts made and to be performed in such State.

      b. The obligation of the Company to sell or deliver shares of Common Stock with respect to options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable Federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

      c. The Plan is intended to comply with Rule 16b-3 as promulgated under
Section 16 of the Exchange Act and the Committee shall interpret and administer the provisions of the Plan in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

      19. WITHHOLDING OF TAXES. If the Participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares issued to such Participant pursuant to such Participant's exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the Exercise Date, such Participant shall, within five (5) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of Federal, state or local income taxes and other amounts which the Company informs the Participant the Company is required to withhold.

      20. EFFECTIVE DATE; APPROVAL OF STOCKHOLDERS. The Plan is effective as of January 1, 2000. The Plan shall be submitted to the stockholders of the Company for their approval within twelve (12) months after the date the Plan is adopted. The Plan is conditioned upon the approval of the stockholders of the Company, and failure to receive their approval shall render the Plan and all outstanding options issued thereunder void and of no effect.